EXHIBIT 10.26
STOCK PURCHASE AGREEMENT
between
MIDDLEFIELD BANC CORP.
and
BANK OPPORTUNITY FUND LLC
Dated as of August 15, 2011

i

ii

iii

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 15, 2011, is entered into by and between Middlefield Banc Corp., an Ohio corporation (the “Company”), and Bank Opportunity Fund LLC, a Delaware limited liability company (the “Purchaser”). Certain capitalized terms used herein are defined in Section 7.17 of this Agreement.
RECITALS
WHEREAS, the Company is engaged in a private offering of its common stock, without par value (the “Common Stock”), at a per share offering price of $16.00 to raise up to $25 million (the “Offering”);
WHEREAS, the Company wishes to issue and sell to the Purchaser as part of the Offering that number of shares of the Common Stock (the “Shares”) calculated pursuant to Section 1.01, and warrants to purchase up to the number of Shares calculated pursuant to Section 1.01 at an exercise price of $16.00 per share (the “Warrants,” and together with the Shares, the “Securities”) for an aggregate purchase price to be calculated pursuant to Section 1.01; and
WHEREAS, the Purchaser agrees to purchase the Shares and Warrants from the Company upon the terms and conditions described in this Agreement;
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the Parties agree as follows:
ARTICLE I
THE PURCHASED SECURITIES
Section 1.01 Issuance, Sale and Delivery of the Securities. At the Closing (as defined in Section 1.02), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (a) a number of Shares of Common Stock equal to 24.9% of the Company’s total outstanding shares of Common Stock as of the Closing Date, rounded down to the nearest whole share (which such amount shall include any shares issued to Purchaser pursuant to the Offering); and (b) Warrants to purchase an aggregate number of shares equal to fifteen (15) percent of the Shares purchased by the Purchaser pursuant to clause (a) of this Section 1.01 at an exercise price of $16.00 per share in accordance with the terms and substantially in the form set forth in Exhibit A, which form shall include a restriction prohibiting any purchase if the purchase would cause the Purchaser to control more than 24.9% of the Company’s then total outstanding shares of Common Stock. In consideration, the Purchaser shall pay to the Company a Purchase Price of $16.00 multiplied by the number of shares purchased pursuant to clause (a) of this Section 1.01 (the “Purchase Price”).

Section 1.02 Closing. The Closing shall take place on such date and time as may be agreed upon by the Company and the Purchaser at the offices of Grady & Associates in Rocky River, Ohio, or at such other location as may be agreed upon between the Parties (such closing being called the “Closing” and such date and at such time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to the Purchaser stock certificates, in definitive form, registered in the name of the Purchaser, representing the Shares and the Warrants in the form attached hereto as Exhibit A. As payment in full for the Securities being purchased by it under this Agreement, and against delivery of the stock certificates and the Warrants on the Closing Date, the Purchaser shall pay the Purchase Price to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedules corresponding to the provisions of this Agreement, as of the date of this Agreement and as of the Closing Date:
Section 2.01 Organization, Standing, and Power.
(a) The Company is an Ohio corporation, duly organized, validly existing, and in good standing under the Laws of the State of Ohio and is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect. The stock registers, minute books and other Organizational Documents of the Company have been made available to Purchaser for its review and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the board of directors of the Company.
(b) The Middlefield Banking Company (“Bank 1” or “MB”) is an Ohio state-chartered commercial bank headquartered in Middlefield, Ohio, is duly organized, validly existing, and in good standing under the laws of the State of Ohio and is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect. The stock registers, minute books and other Organizational Documents of Bank 1 have been made available to Purchaser for its review and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the board of directors of Bank 1.

(c) Emerald Bank (“Bank 2” or “EB”, and, together with Bank 1, the “Banks” and individually, a “Bank”) is an Ohio state-chartered commercial bank headquartered in Dublin, Ohio, is duly organized, validly existing, and in good standing under the laws of the State of Ohio and is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect. The stock registers, minute books and other Organizational Documents of Bank 2 have been made available to Purchaser for its review and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the board of directors of Bank 2.
(d) EMORECO, Inc. (“EMORECO”), is an Ohio corporation headquartered in Middlefield, Ohio, is duly organized, validly existing, and in good standing under the laws of the State of Ohio and is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect. One hundred percent of the stock of EMORECO is owned by the Company. EMORECO is engaged in the business of asset resolution, which is a permissible activity for a subsidiary of the Company pursuant to Section 4(c)(8) of the Bank Holding Company Act and Sections 225.28(b)(1) and (b)(2) of the Federal Reserve’s Regulation Y.
Section 2.02 Authority; No Breach by Agreement.
(a) The Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under the Transaction Documents. The Company has obtained all necessary board approvals of the Transaction Documents and the transactions contemplated therein. Except for the stockholder approvals contemplated by this Agreement, the execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated therein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company and the Banks. The Transaction Documents represent legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of the Transaction Documents by the Company, nor the consummation by the Company or the Banks of the transactions contemplated thereby, nor compliance by the Company or the Banks with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company’s or Banks’ Articles of Incorporation or Regulations, any amendment thereof or any resolution adopted by the board of directors or the shareholders of the Company or the Banks that is currently in effect, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or the Banks under, any Contract or Permit of the Company or Banks, or (iii) except as contemplated by Sections 4.04 and 4.05 hereof, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to the Company or the Banks or any of their Assets; except in the cases of clauses (ii) or (iii), where such Default or Lien, or any failure to obtain such Consent, is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
(c) Subject to the accuracy of the Purchaser’s representations and warranties set forth in Article III, except as contemplated by Sections 4.04 and 4.05 hereof, and as necessary to fulfill the Company’s obligation to provide registration rights under Section 4.13, and except for any filing or other obligation of the Company under the Securities Act of 1933, rules and regulations of the SEC, and state blue sky laws, no registration or filing with, or Consent or approval of or other action by, any Regulatory Authority or any third party which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, is or will be necessary for the Company’s valid execution, delivery and performance of the Transaction Documents and the issuance, sale and delivery of the Securities, other than those which have previously been obtained or made.
Section 2.03 Authorized Capital Stock.
(a) As of the date hereof, the Company is authorized to issue 10,000,000 shares of capital stock consisting of Common Stock, without par value, of which 1,747,060 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable under the Ohio General Corporation Law. As of the date hereof, 90,528 shares of Common Stock are subject to outstanding options to acquire shares of Common Stock from the Company. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or other rights of the current or past shareholders of the Company.
(b) There is no commitment by the Company or either of the Banks to issue shares, Equity Rights, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or any Asset, and no agreements, Contracts, or other proposals with respect thereto are to the Knowledge of Company currently being contemplated by the Company or the Banks, except as otherwise set forth herein. The Company and the Banks have no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.
(c) When issued in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all Liens other than Liens that were created by the Purchaser and restrictions on transfer imposed by this Agreement.

Section 2.04 Subsidiaries. Other than the Banks and EMORECO, the Company has no Subsidiaries. All of the capital stock of the Banks and EMORECO have been duly authorized and validly issued, and are fully paid and nonassessable. The Company owns all of the capital stock of the Banks and EMORECO, free and clear of any Liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.
Section 2.05 Financial Statements. The Company has delivered to Purchaser copies of all Company Financial Statements and will promptly deliver to Purchaser copies of all similar financial statements prepared subsequent to the date hereof. To the Knowledge of the Company, the Company Financial Statements and any supplemental financial statements (as of the date thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Company, which are and will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, (b) fairly present or will fairly present, as the case may be, the financial position of the Company as of the dates indicated and the results of operation, changes in shareholders’ equity, and cash flows of the Company for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereof or, in the case of interim financial statements, to the normal recurring year-end adjustments that are not material in any amount or effect), and (c) do not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company represents and warrants in respect of the Company Financial Statements, that the Company has conducted a review of each Bank’s financial condition and records and to its Knowledge: (a) the books and records of each Bank, are and will be, as the case may be, complete and correct in all material respects and have been or will be, as the case may be, maintained in accordance with good business practices and (b) reflect all transactions, arrangements and other relationships between the Company and each Bank as of the dates indicated.
Section 2.06 Absence of Undisclosed Liabilities. The Company, the Banks and EMORECO have no Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities that are accrued or reserved against in the balance sheet of the Company as of March 31, 2011, included in the Company Financial Statements or reflected in the notes thereto. The Company, the Banks and EMORECO have not incurred or paid any Liability since March 31, 2011, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.07 Loan and Investment Portfolios. As of the date of this Agreement and as of the Closing:
(a) all loans, discounts and financing leases reflected on the Company Financial Statements were, and with respect to the Company Financial Statements delivered as of the dates subsequent to the execution of this Agreement, will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and (ii) evidenced by genuine notes, agreements or other evidences of indebtedness;
(b) no obligor named in any loan has provided notice (whether written or, to the Knowledge of the Company, oral) to the Company or the Banks that such obligor intends to attempt to avoid the enforceability of any term of any loan;
(c) to the Knowledge of the Company, no loan is subject to any valid defense, set-off, or counterclaim that has been asserted with respect to such loan;
(d) all loans that are secured are to the Knowledge of the Company secured by valid and enforceable Liens;
(e) to the Knowledge of the Company, the servicing practices of the Banks and their respective agents used with respect to loans have been in accordance with all applicable Laws and regulations and customary industry practices in all material respects; and
(f) the Company and the Banks have not entered into any loan repurchase agreements.
Section 2.08 Absence of Certain Changes or Events. Except as disclosed in the Company’s filings with the SEC or as contemplated in this Agreement, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor either of the Banks has declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of the Company’s Common Stock and (iii) neither the Company nor either of the Banks has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company or the Banks provided for in the Transaction Documents. Except as may be disclosed in the Company’s SEC filings, the Company and the Banks have not, since the date of the Company Financial Statements delivered prior to the date of this Agreement:
(a) borrowed any money other than deposits or overnight federal funds or entered into any capital lease or leases; or, except in the ordinary course of business and consistent with past practices: (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any Lien any of its assets, sold, assigned or transferred any of its assets in excess of $500,000 in the aggregate or (iii) incurred any other Liability or loss representing, individually or in the aggregate, over $250,000;
(b) suffered over $50,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

(c) experienced any material adverse increase in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix or interest-bearing versus noninterest-bearing deposits;
(d) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;
(e) forgiven any debt owed to it in excess of $100,000, or canceled any of its claims or paid any of its noncurrent obligations or Liabilities;
(f) made any capital expenditure or capital addition or betterment in excess of $250,000;
(g) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such Person whose annual compensation would, following such increase, exceed $100,000;
(h) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Company Financial Statements;
(i) authorized or issued any additional shares of Common Stock, preferred stock, or other Equity Rights;
(j) made any loan or other extension or renewal of credit (i) other than in the ordinary course of business and consistent with past practices, (ii) in excess of each respective Bank’s legal lending limit, (iii) to its Knowledge, in violation of any applicable Law;
(k) materially changed the characteristics of its loan portfolio;
(l) granted any change in control, severance, retention or termination compensation or benefits, or increase therein, or established, adopted, entered into, amended or terminated any employment or consulting agreement with, any participant in any Company benefit plan, except pursuant to such benefit plan, (i) established, adopted, entered into, amended, waived or terminated any benefit plan except as required by Law, (ii) accelerated the time of payment or vesting of any rights or benefits, or make any material determinations, under any benefit plan, (iii) granted any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan or (iv) taken any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement outside of the ordinary course; or
(m) entered into any agreement, Contract or commitment to do any of the foregoing set forth in Sections 2.08(a) through (l) above.

Section 2.09 Tax Matters. All Tax Returns required to be filed by or on behalf of the Company and the Banks have been timely filed or requests for extensions have been timely filed, granted, and have not expired for all periods ended on or before the date of the most recent fiscal year end immediately preceding the Closing Date except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or either of the Banks, and all returns filed are complete and accurate in all material respects to the Knowledge of the Company. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect, except as reserved against in the Company Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Company or either of the Banks.
Section 2.10 Allowance for Possible Loan Losses. The Company and the Banks maintain an allowance for loan and credit losses in accordance with regulatory requirements and the requirements of GAAP. As of December 31, 2010, management of the Company reasonably believed that the ALLL of the Company and the Banks was in compliance in all material respects with their existing methodology for determining the adequacy of their ALLL, as well as the standards established by the Federal Reserve Board and the Financial Accounting Standards Board, and was adequate under all such standards.
Section 2.11 Assets.
(a) Except as reserved against in the Company Financial Statements delivered prior to the date of this Agreement, the Company and the Banks each has good and marketable title, free and clear of all Liens, to its Assets, except for (i) mortgages and encumbrances that secure indebtedness that is properly reflected in the Company Financial Statements or that secure deposits of public funds as required by Law; (ii) Liens for Taxes accrued but not yet payable; (iii) Liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or Assets or the potential sale of any of such owned properties or Assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. All material tangible properties used in the business of the Company and the Banks are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with the

Company’s and each Bank’s past practice except for deficiencies that are not reasonably likely to have individually or in the aggregate a Material Adverse Effect. All Assets which are material to the Company’s and each of the Bank’s business held under leases or subleases by the Company or either of the Banks, respectively, are held under valid Contracts enforceable by the Company or either Bank, respectively, in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.
(b) The Company and each of the Banks have paid all amounts due and payable under any insurance policies and guarantees applicable to the Company and the respective Bank, and their Assets and operations; all such insurance policies and guarantees are in full force and effect, and all the Company’s and each Bank’s material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts and with deductibles that are adequate and consistent with past practice and experience. Neither the Company nor to its Knowledge, either of the Banks, has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by the Company or to its Knowledge, either of the Banks, under such policies.
Section 2.12 Environmental Matters.
(a) To the Knowledge of the Company, the Company and each of the Banks are in compliance with all applicable federal, state and local environmental Laws and regulations, including those applicable to emissions to the environment, waste management, and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.
(b) There is no claim under any Environmental Law, including common law, pending or, to the Knowledge of the Company, threatened against the Company or either of the Banks (an “Environmental Claim”), which would be reasonably likely to have a Material Adverse Effect, and, to the Knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or either of the Banks which would be reasonably likely to have a Material Adverse Effect.

Section 2.13 Compliance with Laws. The Company and each of the Banks are not:
(a) in Default under any of the provision of their Articles of Incorporation or Regulations;
(b) in Default under any Laws, Orders, or Permits applicable to their business or employees conducting their businesses, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;
(c) in receipt of any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that the Company or either of the Banks or any of their respective employees (including officers and directors) is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (ii) threatening to revoke any Permits the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (iii) requiring the Company or either of the Banks to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management; or
(d) aware of any civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court or governmental agency or, otherwise pending or threatened by any Person against any directors or officers of the Company or either of the Banks, alleging any violation of any securities, banking, or other Laws.
Section 2.14 Labor Relations. Neither the Company nor either of the Banks is a party to any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization or other employee representative with respect to wages or conditions of employment, nor is the Company or either of the Banks party to any collective bargaining agreement, nor is there any pending or threatened strike, slowdown, picketing, work stoppage or other labor dispute involving the Company or either of the Banks. To the Knowledge of the Company, there is no activity involving any of the Company’s or either of the Banks’ employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

Section 2.15 Employee Benefit Plans.
(a) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or the Banks or any of their affiliates for employees or former employees of the Company or the Banks and their affiliates has been maintained in substantial compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Internal Revenue Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Internal Revenue Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. The Company has delivered or otherwise made available to Purchaser copies of all employee benefit plans for it and each of the Banks, including plan documents and all amendments thereto, plan agreements, trust agreements, recordkeeping or service agreements, insurance Contracts, summary plan descriptions or summaries thereof if no written plan document or summary plan description is available, for each of the two (2) most recent plan years. No audits, inquiries, reviews, proceedings, claims or demands are pending with the Internal Revenue Service or Department of Labor.
(b) Each nonqualified deferred compensation plan, within the meaning of Section 409A of the Internal Revenue Code, maintained by the Company or either of the Banks has been operated in compliance in all material respects with the requirements of Section 409A (or an available exemption therefrom) such that amounts of compensation deferred thereunder will not be includible in gross income under Section 409A prior to the distribution of benefits in accordance with the terms of the plan and will not be subject to the additional Tax under Section 409A(a)(1)(B)(ii).
(c) Neither the Company nor either of the Banks has entered into or maintained at any time any benefit plan which would require the payment of retention, separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or as a result of a “change in control” (as such term is defined in Code Section 280G) or which would cause an increase or acceleration of benefits (including the acceleration of the exercisability or vesting of any stock options or other stock rights) or benefit entitlements to employees or former employees of the Company or the Banks or any other increase in the liabilities of the Company or the Banks under any benefit plan as a result of the transactions contemplated by this Agreement.
(d) Other than routine claims for benefits submitted by participants and beneficiaries under the benefit plans of the Company and the Banks, none of which are material in amount, there is no Litigation, claim or assessment pending or, to the Knowledge of the Company, threatened by, on behalf of, or against any of the benefit plans or against the administrators or trustees or other fiduciaries of any of the benefit plans that alleges a violation of applicable state or federal Law. To the Knowledge of the Company, there is no reasonable basis for any such Litigation, claim or assessment.

(e) To the Knowledge of the Company, no benefit plan fiduciary or any other Person has, or has had, any Liability to any benefit plan participant, beneficiary or any other Person under any provisions of ERISA or any other applicable Law by reason of any action or failure to act in connection with any benefit plan, including any Liability by any reason of any payment of, or failure to pay, benefits or any other amounts (except to the extent such benefits or other amounts are currently due in the normal course of business) or by reason of any credit or failure to give credit for any benefits or rights.
(f) All accrued contributions and other payments to be made by the Company and the Banks to any benefit plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements. Neither the Company nor either of the Banks is in Default in performing any of its contractual obligations under any of the benefit plans or any related trust agreement or insurance Contract. There are no outstanding liabilities with respect to any benefit plan other than liabilities for benefits to be paid to participants in such benefit plan and their beneficiaries in accordance with the terms of such benefit plan.
(g) Neither the Company nor either of the Banks is legally obligated to make a payment either before, or as a result of the transactions contemplated by this Agreement, that would constitute an “excess parachute payment” within the meaning of Code Section 280G.
(h) The Company and each of the Banks have complied with in all material respects their requirements under (i) the applicable health care continuation and notice provisions of COBRA and any similar state Law and (ii) the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations promulgated thereunder.
(i) To the extent that any benefit plan constitutes a “non-qualified deferred compensation plan” within the meaning of Code Section 409A, such benefit plan has been amended to conform to the requirements of, and operated in compliance with, Code Section 409A, including the final regulations promulgated thereunder. No award of equity, Equity Rights or an option to purchase any equity interest has been made under any benefit plan with an exercise price less than fair market value as of the grant date or which has been backdated, altered or granted with an effective date which is other than the date on which the award was actually made.
(j) There is no unfunded actual or potential Liability relating to any employment Contract, benefit plan or deferred compensation plan that is not reflected in the Company Financial Statements or, with respect to accruals properly made after the date of the balance sheet included in the Company Financial Statements, in the books and records of the Company or the respective Bank.

Section 2.16 Material Contracts. Neither the Company nor either of the Banks is a party to, nor is it or any of its Assets bound or affected by, (i) any employment, severance, termination, consulting or retirement or other Contract providing for aggregate payments to any Person in any calendar year in excess of $250,000 or (ii) any Contract relating to the borrowing of money by the Company or either of the Banks or the guarantee by the Company or either of the Banks of any such obligation (other than Contracts evidencing deposit liabilities, Federal Home Loan Bank advances, purchases of federal funds, fully-secured repurchase agreements, trade payables, letters of credit and Contracts relating to borrowings or guarantees made in the ordinary course of business) (collectively, the “Company Contracts”). With respect to each Company or Bank Contract (i) the Contract is in full force and effect, (ii) the Company or each Bank, as applicable, is not in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (iii) the Company or each of the Banks, as applicable, has not repudiated or waived any material provision of any such Contract, and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or has repudiated or waived any material provision thereunder.
Section 2.17 Legal Proceedings. There is no Litigation instituted or pending, or to the Knowledge of the Company, threatened or contemplated (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of a material unfavorable outcome) against the Company or either of the Banks or against any Asset, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against the Company or either of the Banks that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor either of the Banks has received from any Regulatory Authorities any notice or threat (whether written or, to the Knowledge of the Company, oral) of enforcement actions, or any criticism or recommended action that would reasonably be determined to be material to the Assets and operations, taken as a whole, of the Company or either of the Banks, and neither the Company nor either of the Banks has any reasonable basis for believing that any such notice, threat, criticism or recommended action not otherwise disclosed herein is contemplated, concerning capital, compliance with applicable Laws, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Regulatory Authority.
Section 2.18 Reports. The Company and each of the Banks have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with Regulatory Authorities, and have paid all fees and assessments due and payable in connection therewith or have recorded an adequate reserve or accrual for the payment thereof, except failures to file and pay which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 2.19 Community Reinvestment Act. To the extent applicable, each of the Banks has complied in all material respects with the provisions of the Community Reinvestment Act (“CRA”), and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from Regulatory Authorities with respect to discriminatory lending practices, and the Company has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.
Section 2.20 Privacy of Customer Information.
(a) Each of the Banks is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers. For purposes of this Section 2.20, “IIPI” shall include any information relating to an identified or identifiable natural person.
(b) The collection and use of such IIPI by each of the Banks complies in all material respects with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy.
Section 2.21 Bank Secrecy Act Compliance. Each of the Banks is in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), and all regulations promulgated thereunder including, but not limited to, those provisions that address suspicious activity reports and compliance programs, and all applicable requirements of the Office of Foreign Assets Control. Without limiting the foregoing, each of the Banks has implemented a Bank Secrecy Act compliance program that adequately covers in all material respects all of the required program elements as required by 12 C.F.R. § 326.8.
Section 2.22 Insurance. The Company and each of the Banks is presently insured, and since on or around January 1, 2007, have been insured without interruption during their existence, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, including but not limited to directors’ and officers’ liability insurance. The Company has provided the Purchaser with a complete and correct list of all policies of insurance in which the Company and either of the Banks is named as an insured party or which otherwise relate to or cover any Assets, operations or personnel of the Company and either of the Banks, and which are owned or carried by the Company and either of the Banks. As of the date hereof, to the Company’s Knowledge, all such insurance policies are in full force and effect and neither the Company nor either of the Banks has received any notice (whether written or, to the Knowledge of the Company, oral) from any party of interest in or to any such policies claiming any Default, or any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance Contracts.

Section 2.23 Conflict of Interest Transactions.
(a) To the Company’s Knowledge, no principal officer or director of the Company or of either of the Banks, or holder of 10% or more of the Company’s or either Bank’s Common Stock or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. § 215.2) or Affiliate of such Person: (i) has any direct or indirect ownership interest in (A) any entity which does business with, or is a competitor of, the Company or either of the Banks (other than the ownership of not more than 5% of the outstanding capital stock of such entity if such stock is listed on a national securities exchange or market or is regularly traded in the over-the-counter market by a member of a national securities exchange or market) or (B) any Asset which is owned or used by the Company or either of the Banks in the conduct of its business; or (ii) has any financial, business or contractual relationship or arrangement with the Company or either of the Banks, excluding any agreements and commitments entered into in respect of the Company’s or either Bank’s acceptance of deposits and investments or the making of any loans, in each case in the ordinary course of business of the Company and the Banks, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
(b) To the Company’s Knowledge, no loan participation (each, a “Participation”) has been acquired or sold to or from any parties set forth in Section 2.23(a) by either of the Banks. The Company represents and warrants that each Participation, if any, was duly authorized and approved in accordance with applicable Laws.
Section 2.24 Deposits. The deposit accounts, certificates of deposit, and any similar accounts maintained by any Person with either of the Banks (the “Deposits”) are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith, to the Company’s Knowledge, have been paid upon each Bank’s receipt of an invoice.
Section 2.25 Change in Business Relationships. Since March 31, 2011, neither the Company nor either of the Banks has received any notice (whether written or, to the Knowledge of the Company, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of the Company or either of the Banks intends to discontinue, diminish or change its relationship with the Company or such Bank, the effect of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) that any executive officer of the Company or either of the Banks intends to terminate or substantially alter the terms of his or her employment. Since March 31, 2011, there have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.26 Brokers. None of the Company, either of the Banks or any of the respective officers, directors, employees or agents of any such entity have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder’s fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.
Section 2.27 Private Placement; No integration. Other than in connection with the Offering, neither the Company nor any of the Banks has taken any action (including any other offering of any securities of the Company under circumstances which would require the integration of such other offering with the offering of any of the Shares to be issued pursuant to this Agreement or any other agreement entered into with one or more other investors in the Offering under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the Offering, to the registration requirements of the Securities Act. Neither the Company nor any of the Banks has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser.
Section 2.28 FDIC Approval. The Banks have been invited by the FDIC to participate in transactions involving failed financial institutions. As of the date hereof, to the Knowledge of the Company, neither the Company nor either of the Banks has received any notice or other communication from the Regulatory Authorities that it will not be eligible to participate in such transactions in the future.
Section 2.29 Disclosure. No representation or warranty of the Company made hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Section 3.01 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that, as of the date hereof and as of the Closing:
(a) it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;
(b) it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article II;
(c) it acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws;
(d) it is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;
(e) it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws;
(f) it is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act);
(g) subject to the stockholder approval required by Section 4.04, each Transaction Document to which it is a party constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The Purchaser represents that it has full power and authority to enter into each Transaction Document to which it is a party.
Section 3.02 Compliance with Laws. The Purchaser is not:
(a) in Default under any of the provisions of its Certificate of Formation or Operating Agreement; or
(b) in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its businesses, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or

(c) in receipt of any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that the Purchaser is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (ii) threatening to revoke any Permits of the Purchaser the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (iii) requiring the Purchaser to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its respective business or in any manner relates to capital adequacy, credit or reserve policies or management.
Section 3.03 Disclosure. No representation or warranty of the Purchaser made hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
Section 3.04 Organization. (a) The Purchaser is a Delaware limited liability company, duly organized, validly existing, and in good standing under the Laws of the State of Delaware and is duly qualified or licensed to transact business as a foreign corporation in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect.
Section 3.05 Company Shares. (a) As of the date of this Agreement, the Purchaser does not own any shares of the Company’s capital stock and has not entered into any agreement or understanding with any Person to purchase or sell shares of the Company’s capital stock or any agreement or understanding concerning the voting or disposition of Company capital stock or rights to acquire Company capital stock.
ARTICLE IV
COVENANTS
Section 4.01 Conduct of the Company. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Company shall preserve (and shall cause each of the Banks to preserve) its material Assets, maintain its rights and franchises and conduct its businesses in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company shall not (and shall cause each of the Banks not to), except as otherwise contemplated by the Transaction Documents, without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed:
(a) adopt or propose any change in its Organizational Documents;
(b) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Bank;

(c) acquire a material amount of Assets from any other Person;
(d) sell, lease, license or otherwise dispose of a material amount of Assets, either individually or in the aggregate, except (i) pursuant to the Company and Banks’ Contracts or (ii) in the ordinary course consistent with past practice, and (iii) for dispositions of assets by EMORECO;
(e) (i) split, combine, or reclassify any of the shares of Company’s Common Stock; (ii) declare, set aside, or pay any dividend or other distribution in respect of any of the Company’s securities; or (iii) repurchase, redeem, or otherwise acquire any of the Company’s securities;
(f) other than the Offering, and any other agreements to issue shares to investors to which the provisions of Section 4.07 may apply, issue or commit to issue any additional shares of the Company’s Common Stock, capital stock or other securities of any kind (whether through the issuance or granting of options, warrants, commitments, subscriptions, stock appreciation rights, rights to purchase or any other Equity Rights); or amend in any respect any of the terms of any such Common Stock outstanding as of the date of this Agreement; or
(g) take any action that would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated by the Transaction Documents without imposition of a material condition or restriction, or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under the Transaction Documents;
(h) solicit or initiate, or encourage others to solicit or initiate, inquiries or proposals or enter into any Contract with respect to any (i) merger of the Company or sale of all or substantially all of the Assets of the Company (including the Banks), or (ii) sale of the Company’s capital stock in an amount that exceeds 9.9% of the Company’s total outstanding capital stock (other than through the Offering); provided, however, that nothing contained herein shall prohibit any officer or director of the Company from taking any action that the board of directors of the Company shall determine in good faith, after consulting with legal counsel, is required by Law or is required to discharge his or her fiduciary duties to the Company and its shareholders. The Company shall promptly (and in no event later than three (3) business days after receipt of any inquiry, proposal, or any indication of interest that could lead to an inquiry, proposal or other request for nonpublic information) advise Purchaser orally and in writing of any such inquiry, proposal or indication of interest that is made or submitted by any Person during the period prior to the Closing Date. The Company shall keep Purchaser fully informed with respect to the status of any such inquiry, proposal, or any indication of interest;

(i) since the date of the Company Financial Statements, there has not been any material change in the compensation practices of the Company or the Banks, nor any material increase in the compensation payable or to become payable to any of the Company’s or the Banks’ officers, directors or key employees, except for any annual merit pay increases consistent with past practices;
(j) the Company and each of the Banks shall use commercially reasonable efforts to maintain their present insurance coverage or insurance coverage substantially comparable thereto in respect to their Assets;
(k) no material changes shall be made in the general nature of the business conducted by the Company or the Banks taken as a whole;
(l) no employment, consulting or similar agreements with any executive shall be amended or entered into by the Company or either of the Banks that are not terminable by the Company or the respective Bank on 30 or fewer days’ notice without penalty or obligation;
(m) neither the Company nor either of the Banks shall intentionally take or intentionally fail to take any action that will cause a breach by the Company or the Bank of, or Default by the Company or Bank under, any Contract, which would result in a Material Adverse Effect on the financial condition or operations of the Company or the Bank;
(n) no changes of a material nature shall be made in the Company’s or the Banks accounting procedures, methods, policies or practices or the manner in which the Company or Bank maintains its records; except changes required pursuant to GAAP or any Regulatory Authorities that are generally applicable to banks or bank holding companies; or
(o) agree or commit to do any of the foregoing, or encourage any other Persons to agree or commit to do any of the foregoing.
Section 4.02 Conduct of the Purchaser. From the date hereof until the earlier of the Closing or the termination of this Agreement, the Purchaser shall preserve its material Assets, maintain its rights and franchises and conduct its businesses in the ordinary course consistent with past practice and to use its best reasonable efforts to preserve intact its business organizations and relationships with third parties. From the date hereof until the Closing Date, the Purchaser shall not except as otherwise contemplated by the Transaction Documents:
(a) take any action that would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated by the Transaction Documents without imposition of a material condition or restriction, or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under the Transaction Documents;

(b) no material changes shall be made in the general nature of the business conducted by the Purchaser taken as a whole as set forth in the Confidential Offering Memorandum of the Purchaser, dated August, 2011 as amended and supplemented, and Operating Agreement of the Purchaser;
(c) the Purchaser shall not intentionally take or intentionally fail to take any action that will cause a breach by the Purchaser of, or Default by the Purchaser under, any Contract, which would result in a Material Adverse Effect on the Purchaser’s ability to perform its obligations under the Transaction Documents; or
(d) agree or commit to do any of the foregoing, or encourage any other Persons to agree or commit to do any of the foregoing.
Section 4.03 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by the Transaction Documents; provided that nothing herein shall preclude either Party from exercising its rights under the Transaction Documents.
Section 4.04 Stockholder Approval. The Company shall call a meeting of its stockholders as promptly as practicable after the date hereof to vote on the transactions contemplated by the Transaction Documents pursuant to Ohio Revised Code section 1701.831. The Board of Directors of the Company shall unanimously recommend to the Company’s stockholders that such stockholders approve the transactions and shall not withdraw, modify or qualify in any manner adverse to the Purchaser such recommendation or approve, adopt or otherwise take any action inconsistent with such recommendation. The Company shall promptly prepare (and the Purchaser shall reasonably cooperate with the Company to prepare) and file with the SEC a preliminary Proxy Statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval, and shall use its reasonable best efforts to cause a definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after clearance thereof by the SEC. The recommendation of the Board of Directors of the Company described in this Section 4.04 shall be included in the Proxy Statement. The Company shall notify the purchaser promptly of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for amendments or supplements to such Proxy Statement or for additional information, and shall supply the Purchaser with copies of all correspondence between the Company and the SEC with respect to such Proxy Statement.

Section 4.05 Regulatory Filings. As soon as practicable following the date of this Agreement, but in no event later than 30 days thereafter, (a) the Purchaser shall prepare and file with the Federal Reserve and the ODFI a notice pursuant to the Change in Bank Control Act of 1978, as amended (the “CBCA”) and Ohio Rev.Code § 1115.06, respectively, including entering into and submitting such appropriate passivity and anti-association commitments as the Federal Reserve may require to obtain confirmation from the Federal Reserve and the ODFI to the effect that the purchase of the Common Stock will not result in the Purchaser being deemed in control of the Company for purposes of the Bank Holding Company Act of 1956, as amended, and (b) Company shall request approval from the Federal Reserve, FDIC and the ODFI of the Business Plan referenced in Section 6.01(d). Each Party shall cooperate in the preparation and, where appropriate, filing of their respective notices or applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by the Transaction Documents, seeking the requisite Consents necessary to consummate the transactions contemplated by the Transaction Documents. The Company or the Purchaser, as applicable, shall permit the other Party to review those portions of such notices or applications containing information pertaining to such Party for a reasonable time prior to filing the same. To the extent available, the Parties shall request expedited treatment of such applications, and shall use each of their commercially reasonable efforts to pursue approval of the notices or applications. Neither Party’s obligations under this Section 4.05 shall be construed as including an obligation to accept any terms of or conditions to a Consent, authorization, order, or approval of, or any exemption by, any Regulatory Authority or other Party that are not acceptable to that respective Party, in its sole reasonable discretion, or to change the business practices of that respective Party in a manner not acceptable to that respective Party, in its sole reasonable discretion. In advance of filing any notices or applications for such regulatory approvals, each Party shall provide the other Party and its counsel with a copy of such applications (including the Revised Business Plan contemplated by Section 6.01(d) hereof), and provide the other Party a reasonable opportunity to comment thereon with respect to any portion thereof containing information pertaining to such Party, and thereafter shall promptly advise the other Party and its counsel of any material communication received by the filing Party or its counsel from any Regulatory Authorities with respect to such notices or applications.
Section 4.06 Investigation and Confidentiality.
(a) Prior to the Closing, each Party shall keep the other Party advised of all material developments relevant to its respective business and the consummation of the transactions contemplated by the Transaction Documents.
(b) Prior to the Closing, each Party shall permit the other Party to make or cause to be made such investigation of the business, properties, and records of the other Party and of their respective financial and legal conditions as either Party reasonably requests; provided that such investigation shall be reasonably related to the transactions contemplated by the Transaction Documents and shall not interfere unnecessarily with either Party’s normal operations. No investigation by either Party shall affect the representations and warranties of the other Party.

(c) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by the Transaction Documents. If this Agreement is terminated prior to the Closing, each Party shall promptly return or certify the destruction of all documents and copies thereof and all work papers containing confidential information received from the other Party. Notwithstanding the foregoing, each Party may retain copies of any documents or other materials that it controls or possesses as may be required by its record retention policies or applicable laws, regulations or rules; provided, however, that any such documents or other materials which are so retained shall be subject to the non-disclosure and use provisions hereof.
(d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or, with respect to the Company, which has had or is reasonably likely to have a Material Adverse Effect.
Section 4.07 Most Favored Nation. During the period from the date of this Agreement through the end of the Closing, the Company shall not, and shall cause the Banks not to, enter into any additional or modify any existing, agreements with any existing or future investors in the Company or either Bank that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchaser by the Transaction Documents, unless, in any such case, the Purchaser has been provided with such same rights and benefits.
Section 4.08 Use of Proceeds. The Company shall use the proceeds received from the Purchase Price for general corporate purposes, including, without limitation, to support the growth of the Company and the Banks, including through FDIC-assisted transactions or other acquisitions of all or parts of other financial institutions as set forth in the Revised Business Plan contemplated by Section 6.01(d).
Section 4.09 Publicity. The Purchaser and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable Laws, neither Party shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 4.10 Interim Financial Statements. Prior to the Closing Date, the Company shall deliver to Purchaser a monthly balance sheet, income statement and statement of stockholders’ equity of the Company as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Company Financial Statements.

Section 4.11 Directors’ and Officers’ Insurance. The Company and each of the Banks have, and shall continue to maintain in full force and effect, a policy of directors’ and officers’ liability insurance and shall ensure, that all rights to indemnification now existing in favor of any individual who, at or prior to the Closing Date, was a director, officer, employee or agent of either the Company or either of the Banks or who, at the request of either the Company or either of the Banks, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Covered Representatives”) as provided in the respective governing documents or Organizational Documents shall survive the Closing and shall continue in full force and effect for a period of not less than three years from the Closing Date and the provisions with respect to indemnification and limitations on Liability set forth in such governing documents or Organizational Documents shall not be amended, repealed or otherwise modified; provided, that in the event any claim or claims are asserted or made within such period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.
Section 4.12 Board of Directors’ Notice and Minutes. To the extent permissible under applicable Law, the Company shall give reasonable notice to the Purchaser of all meetings of the board of directors of the Company and any of its committees, and if known, the agenda for or business to be discussed at such meetings. The Parties agree to permit the Purchaser or its designee to attend, as observers, all Company’s and each of the Banks’ shareholder, Board of Directors and executive meetings through the Closing Date; provided, however that any individuals designated by Purchaser to attend such meetings may be excluded from any portions of any such meetings involving and will not be permitted access to (i) discussions relating to the transactions contemplated by this Agreement, (ii) any examination reports of the Company or the Banks provided by a regulatory agency without the prior written consent of such regulatory agency, (iii) any personal or confidential information regarding any customer of a Bank, (iv) with respect to Persons designated by the Purchaser, involving matters with respect to which such Person may have a conflict of interest as determined in good faith by the Chairman of the Board, and (v) discussions relating to any alternative transaction or other matters which are otherwise deemed in good faith by the Board of Directors of the Company or a Bank to be confidential.

Section 4.13 Registration Rights.
(a) Registration.
(i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date, and in any event by the later of ninety (90) days after the Closing Date or April 15, 2012 (the “Filing Deadline”), the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering the resale of all of the Registrable Securities, and, to the extent the Shelf Registration Statement is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable, and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement if the initial Shelf Registration Statement expires). In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities under this Section 4.13(a)(i), the Company shall (A) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1, and (B) undertake to register the Registrable Securities on Form S-3 promptly after such form is available.
(ii) Demand Registration.
(A) The Purchaser shall have the right, by written notice (the “Demand Notice”) given to the Company, to request, at any time and from time to time during such periods when a Shelf Registration Statement covering all of the Purchaser’s Registrable Securities is not existing and effective, that the Company register, under and in accordance with the provisions of the Securities Act, all or any portion of the Registrable Securities designated by the Purchaser. Upon receipt of a Demand Notice from the Purchaser pursuant to this Section 4.13(a)(ii), the Company shall promptly file with the SEC, and the Company shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practicable, a registration statement on the appropriate form as shall be selected by the Company and as shall be reasonably acceptable to the Purchaser in accordance with the intended method or methods of distribution (which may be by an underwritten offering) for the registration and sale of the total number of Registrable Securities specified in the Demand Notice (a “Demand Registration Statement”).
(B) The Company shall use reasonable best efforts to keep each Demand Registration Statement filed pursuant to this Section 4.13(a)(ii) continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of one hundred eighty (180) days from the date on which the SEC declares such Demand Registration Statement effective.
(iii) Any registration (except for any registration made pursuant to Section 4.13(a)(ii)) pursuant to this Section 4.13(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.

(iv) If the Company proposes to register any of its securities, whether or not for its own account (including, without limitation, pursuant to the exercise of any demand registration rights pursuant to Section 4.13(a)(ii)), other than a registration pursuant to Section 4.13(a)(i), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Purchaser of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date of the Company’s notice (a “Piggyback Registration”). If the Purchaser has made such a request, the Purchaser may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.13(a)(iv) prior to the effectiveness of such registration, whether or not the Purchaser has elected to include Registrable Securities in such registration.
(v) If the registration referred to in Section 4.13(a)(iv) is proposed to be underwritten, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 4.13(a)(iv). In such event, the right of the Purchaser to registration pursuant to this Section 4.13(a) shall be conditioned upon the Purchaser’s participation in such underwriting and the inclusion of Purchaser’s Registrable Securities in the underwriting.
(vi) In the event (x) that the Company grants Piggyback Registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.13(a)(i) or (y) that a Piggyback Registration under Section 4.13(a)(iv) relates to an underwritten offering, and in any such case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (1) first, solely in the case of a Piggyback Registration under Section 4.13(a)(iv) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, and (2) second, Registrable Securities of the Purchaser and any other securities of the Company that have been requested to be so included, on a pro rate basis, subject to the terms of the Agreement.
(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Purchaser pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
(i) file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act;
(ii) provide to the Purchaser a copy of any disclosure regarding the plan of distribution with respect to the Purchaser, at least three (3) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information;
(iii) prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(iv) furnish to the Purchaser and any underwriters such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;
(v) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Purchaser or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by the Purchaser; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(vi) notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information);

(vii) give prompt written notice to the Purchaser (which notice shall not contain any material, non-public information):
(A) when any registration statement filed pursuant to Section 4.13(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;
(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.13(c)(xi) cease to be true and correct.
(viii) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.13(c)(vii)(C) at the earliest practicable time;
(ix) upon the occurrence of any event contemplated by Section 4.13(c)(vi) or 4.13(c)(vii)(E) and subject to the Company’s rights under Section 4.13(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Purchaser and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(x) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities;
(xi) in the event of an underwritten offering pursuant to Section 4.13(a)(i) or Section 4.13(a)(iv), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities;
(xii) make available for inspection by a representative of the selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such sellers or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement;
(xiii) cause all such Registrable Securities to be listed on each securities exchange, if any, on which the same class of securities issued by the Company are then listed;
(xiv) if requested by a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request; and
(xv) timely provide to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(d) Termination of Registration Rights. Purchaser’s registration rights as to any securities held by it shall not be available unless such securities are Registrable Securities.

(e) Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.13(c) that the Purchaser, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
(f) Indemnification.
(i) The Company agrees to indemnify Purchaser and its officers, directors, employees, agents, representatives and Affiliates, (each, an “Indemnitee”), against any and all losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Purchaser (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss is based solely upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Purchaser (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Purchaser.
(ii) If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced the Company. An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time
(iii) for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding. Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 4.13(f)(ii)) shall be paid to the Indemnitee, as incurred, within thirty (30) days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 4.13(f), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.
(iv) If the indemnification provided for in Section 4.13(f)(i) is unavailable to an Indemnitee with respect to any losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4.13(f)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.13(f)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(v) The indemnity and contribution agreements contained in this Section 4.13(f) are in addition to any liability that the Company may have to the Indemnitees.
(g) Rule 144; Rule 144A Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(i) make and keep adequate current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
(ii) so long as the Purchaser owns any Registrable Securities, furnish to the Purchaser forthwith upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and
(iii) take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell Registrable Securities without registration under the Securities Act.
(h) As used in this Section 4.13, the following terms shall have the following respective meanings:
(i) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 4.13(a)(i) is first declared effective by the SEC.
(ii) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(iii) “Registrable Securities” means (A) all Common Stock held by the Purchaser from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(e)(1) (or Rule 144(i)(2), if applicable), (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.
(iv) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.13, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(v) “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
(vi) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.
(vii) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Purchaser (other than the fees and disbursements of Counsel included in Registration Expenses).

Section 4.14 Avoidance of Control.
(a) Notwithstanding anything to the contrary in this Agreement, the Company shall not take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Purchaser’s pro rata proportion) that would cause the Purchaser’s ownership of voting securities (as defined in the BHC Act) to increase above 24.99%, without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not have the ability to exercise any voting rights of any securities in excess of 24.99% of the total outstanding voting securities (as defined in the BHC Act).
(b) In the event that the Company breaches its obligations under this Section 4.14 or believes that it is reasonably likely to breach such obligations, it shall notify the Purchaser as promptly as practicable and shall cooperate in good faith with the Purchaser to modify any ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.
Section 4.15 Legend.
(a) The Purchaser agrees that all certificates or other instruments representing the Shares subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 4.15(b):
“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASER AGREEMENT, DATED AS OF AUGUST 15, 2011, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Upon request of the Purchaser, upon receipt by the Company of an opinion of counsel to the Purchaser reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Shares to be so transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
Section 4.16 Transfer Restrictions.
(i) The Purchaser may transfer, sell, assign or otherwise dispose of the Shares (1) only in a privately negotiated transaction to any person or group of persons that would not acquire pursuant to such Transfer beneficial ownership of Capital Stock of the Company in violation of any commitments made to the Federal Reserve, (2) into the public market (in a registered public offering, pursuant to Rule 144 under the Securities Act or otherwise, including through any broker, dealer or underwriter, acting in a capacity as such, that purchases Shares for distribution), or (3) as part of a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction that has, without the participation of the Purchaser, resulted in a change in control, as the term “control” is defined in the BHC Act.
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.01 Subsequent Capital Raises; Use of Proceeds. In the event the Company raises additional capital in one or more offerings during the twenty-four (24) months following the Closing (each a “Capital Raise”), the Purchaser shall have preemptive rights to purchase any securities offered and sold by the Company (any such security, a “New Security”) at the price and on the other terms of the Capital Rise so as to maintain its then current ownership percentage in the Company. The preemptive rights granted by this Section 5.01(a) shall not apply to the sale or issuance by the Company of shares in a merger or similar transaction or to the sale or issuance of shares upon exercise of stock options or under the Company’s 2007 Omnibus Equity Plan. The Company shall promptly (but in any case no later than five business days prior to each such Capital Raise) give written notice to the Purchaser that such Capital Raise will take place, which such notice shall contain the terms of the Capital Raise. From the date of Purchaser’s receipt of written notice from the Company as described in the immediately preceding sentence, the Purchaser shall have the lesser of fifteen (15) calendar days or such shorter period of time provided to other investors within which to notify of the Company of its election whether or not to participate in the applicable Capital Raise. The Purchaser’s notice to the Company of its election shall constitute a binding agreement of the Purchaser to purchase the amount of shares specified in the notice at the price and on the other terms of the Capital Raise. The Company agrees that the proceeds from the Capital Raises will be used to support additional growth of the Company as set forth in the Revised Business Plan described in Section 6.01(d), including through the execution of FDIC-assisted acquisitions or other acquisitions that the Board of Directors of the Company determines to be in the best interest of the Company.

(a) If the Purchaser exercises its rights provided in Section 5.01(a), each of the Company and the Purchaser agrees to use commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of such New Securities.
(b) The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 5.01, including securing any required approvals or consents.
Section 5.02 Appointment of Director. Subject to approval by the Regulatory Authorities, the Company agrees to appoint one director to each of the boards of directors of the Company and each of the Banks, in each case designated by the Purchaser and approved by the Company, which approval shall not be unreasonably withheld or delayed, to fill a current vacancy in each such board of directors (the “Appointed Director”). The Appointed Director is currently expected to be Eric D. Hovde, who shall also be appointed to the Executive Committee, should one exist, of each such board of directors.
Section 5.03 Approval of Additional Agreements. The Company shall, through the Company’s board of directors, recommend to its shareholders, except under circumstances in which the Company’s board of directors determines that doing so is reasonably likely to result in a breach of its fiduciary duties or impose a conflict of interest under applicable Law, approval of the actions and agreements contemplated under this Article V to the extent action by the Company’s shareholders is required to take such action and/or to effect the transactions contemplated by such agreements.
ARTICLE VI
CONDITIONS TO THE OBLIGATIONS OF THE
PURCHASER AND THE COMPANY
Section 6.01 Conditions to the Purchaser’s Obligations at the Closing. Purchaser’s obligation to purchase and pay for the Securities being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser:
(a) Representations and Warranties to be True and Correct. The representations and warranties of the Company under this Agreement shall be true, complete and correct in all material respects at and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date; provided, however, to the extent that any representation or warranty of the Company contains a materiality qualification, the representation or warranty as qualified shall remain as stated and such qualification shall not be deemed to be lessened or otherwise modified by the use of “material respects” in this Section 6.01(a);

(b) Number of Shares. The Purchaser and the Company shall have mutually agreed upon the number of Shares and Warrants to be issued to Purchaser in accordance with Section 1.01.
(c) Performance. The Company shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date.
(d) Business Plan. The Company’s revised business plan (the “Revised Business Plan”), which shall address, among other things, the growth strategy of the Company (including its plans to engage in transactions involving the acquisition of one or more failed banks from the FDIC and its plans to supplement the existing management team with additional staff).
(e) Approvals. The Parties shall have received all necessary approvals, Consents or non-objections from the Regulatory Authorities on such terms and conditions reasonably satisfactory to the Purchaser for the consummation of the transactions and activities contemplated by the Transaction Documents, including the approval of the Revised Business Plan contemplated by Section 6.01(d).
(f) Stockholder Approval. The Company shall have obtained the required stockholder approval of the transactions pursuant to Ohio Revised Code section 1701.831.
(g) No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other Transaction Documents, nor, shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s Knowledge, threatened.
(h) Appointment of Director. Pursuant to Section 5.02, but subject to any necessary regulatory approval, the Appointed Director, shall have been appointed as a director of the Company and of each of the Banks and shall hold such position effective as of the Closing Date, unless the failure to hold such position is caused by the individual or the Purchaser, in which case, the Purchaser shall select an alternate individual to hold such position, which such alternate individual shall be subject to the approval of the Company, which such approval shall not be unreasonably withheld or delayed.

(i) Supporting Documents. The Purchaser and its counsel shall have received copies of the following documents:
(i) (A) the Articles of Incorporation, as amended, certified as of a recent date by the Secretary of State of the State of Ohio and (B) a certificate of said Secretary dated as of a recent date as to the Company’s valid existence in good standing;
(ii) a certificate of the Company’s Secretary dated the Closing Date, certifying: (A) that attached thereto is a true, correct and complete copy of the Regulations as in effect on the date of such certification and that no amendments or modifications to such By-laws have been authorized; (B) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Company’s board of directors authorizing the execution, delivery and performance of each of the Transaction Documents, the issuance, sale and delivery of the Securities, and that all such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; and (C) that the Articles of Incorporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) (A) above;
(iii) a certificate, executed by an officer of the Company, dated the Closing Date, certifying to the fulfillment by the Company of the conditions set forth in this Article VI; and
(iv) such additional supporting documents and other information with respect to the Company’s operations and affairs as the Purchaser or its counsel reasonably may request. All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.
(j) No Litigation. No suit or other action shall have been instituted or threatened in writing seeking to enjoin the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated herein.
(k) No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred, any change or any condition, event, circumstance, fact or occurrence that would have a Material Adverse Effect on the Company or the Bank.
(l) Purchaser’s Rights and Voting Agreement. The Company shall have executed and delivered the Purchaser’s Rights and Voting Agreement in substantially the form attached hereto as Exhibit B.

Section 6.02 Conditions to the Company’s Obligations at the Closing. The Company’s obligation to sell and issue the Securities being sold and issued by it on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a) Representations and Warranties to be True and Correct. The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct in all material respects at and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date provided, however, to the extent that any representation or warranty of the Purchaser contains a materiality qualification, the representation or warranty as qualified shall remain as stated and such qualification shall not be deemed to be lessened or otherwise modified by the use of “material respects” in this Section 6.02(a).
(b) Performance. The Purchaser shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date.
(c) Approvals. The Parties shall have received all necessary approvals, Consents or non-objections from the Regulatory Authorities on such terms and conditions reasonably satisfactory to the Company for the consummation of the transactions and activities contemplated by the Transaction Documents, including the approval of the Revised Business Plan contemplated by Section 6.01(d).
(d) Stockholder Approval. The Company shall have obtained the required stockholder approval of the transactions pursuant to Ohio Revised Code section 1701.831.
(e) No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other Transaction Documents, nor, shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Purchaser’s Knowledge, threatened.
(f) Number of Shares. The Purchaser and the Company shall have mutually agreed upon the number of Shares and Warrants to be issued to the Purchaser in accordance with Section 1.01.
(g) Purchase Price Paid. The Purchaser shall have paid the Purchase Price for the Securities to the Company as set forth in Section 1.01.
(h) No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred, any change or any condition, event, circumstance, fact or occurrence that would have a Material Adverse Effect on the Purchaser.
(i) Purchaser’s Rights and Voting Agreement. The Purchaser shall have executed and delivered the Purchaser’s Rights and Voting Agreement in substantially the form attached hereto as Exhibit B.

(j) Supporting Documents. The Company and its counsel shall have received copies of the following documents:
(A) the Certificate of Formation, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the Purchaser’s valid existence in good standing; and
(B) a certificate, executed by an officer of the Purchaser, dated the Closing Date, certifying to the fulfillment by the Purchaser of the conditions set forth in this Article VI; and
(k) No Litigation. No suit or other action shall have been instituted or threatened in writing seeking to enjoin the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated herein.
ARTICLE VII
MISCELLANEOUS
Section 7.01 Expenses. At the Closing, the Company shall reimburse the Purchaser up to $50,000 incurred by the Purchaser in connection with due diligence expenses on the Company’s loan portfolio (the “Due Diligence Expenses”). The Company agrees that the Due Diligence Expenses may at the election of the Purchaser be (a) paid to those parties directed by Purchaser to receive such payments, or (b) deducted from the Purchase Price payable at the Closing. In the event that the Closing does not occur due to the Company’s material breach of this Agreement, the Company shall reimburse the Purchaser up to $50,000 for the Due Diligence Expenses incurred by Purchaser. In the event that the Closing does not occur due to the Purchaser’s material breach of this Agreement, the Company will not be obligated to reimburse the Purchaser for the Due Diligence Expenses. For all other expenses, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Transaction Documents.
Section 7.02 Survival of Representations and Covenants. Except as otherwise provided herein, the respective representations, warranties, covenants and agreements of the Parties shall survive for twelve (12) months after the Closing, except for this Section 7.02 and Sections 4.06(c), 7.01 and Article V, which shall survive indefinitely or until satisfied.
Section 7.03 Specific Performance. Each Party hereto acknowledges and agrees that the other Parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party hereto agrees that the other Parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties in the matter in addition to any other remedy to which they may be entitled, at law or in equity.

Section 7.04 Further Assurances. The Company and the Purchaser each agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 7.05 Notices. Any notice, request, demand or other communication required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as FedEx, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the Party to be notified at the address set forth for such Party:
If to the Purchaser:
Bank Opportunity Fund LLC
1826 Jefferson Place, NW
Washington, DC 20036
Phone: 202-822-8117
Fax: 202-775-8365
Attn: Joseph J. Thomas
with a copy to (which does not constitute notice):
Perry & Associates PLLC
1826 Jefferson Place, NW
Washington, DC 20036
Phone: 202-822-8117
Fax: 202-775-8365
Attn: Richard J. Perry, Jr.
If to the Company:
Middlefield Banc Corp.
15985 East High Street
Middlefield, Ohio 44062
Phone: 440-632-1666
Fax: 440-632-1700
Attn: Thomas G. Caldwell
with a copy to (which does not constitute notice):
Grady & Associates
20950 Center Ridge Road
Suite 100
Rocky River, Ohio 44116
Phone: (440)356-7255
Fax: (440) 356-7254
Attn: Francis X. Grady

Any Party hereto (and such Party’s permitted assigns) may change such Party’s address for receipt of future notices hereunder by giving written notice to the other Parties hereto.
Section 7.06 Governing Law. This Agreement and the performance of the transactions and the obligations of the Parties hereunder will be governed by and construed and enforced in accordance with the Laws of the State of Ohio, without giving effect to any choice of law principles.
Section 7.07 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each Transaction Document, constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
Section 7.09 Amendments and Waivers. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 7.10 Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Without limiting the foregoing, Purchaser shall have the right to assign its rights and obligations under this Agreement to an Affiliate of Purchaser as along as such assignment would not adversely affect the consummation of the transactions contemplated by this Agreement, provided, that Purchaser provides advanced written notice of such assignment to the Company and the Company consents to such assignment, which shall not be unreasonably withheld or delayed.

Section 7.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court, governmental body or arbitrator not to be enforceable in accordance with its terms, the Parties hereto agree that the court, governmental body, or arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
Section 7.12 Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
Section 7.13 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares purchased, then, upon the occurrence of any subdivision, combination, reorganization, or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement (including the shares underlying the Warrants) will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.
Section 7.14 Construction. The Parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign Law will also be deemed to refer to such Law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any Party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has breached, will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.

Section 7.15 Remedies. The Parties hereto shall have all remedies for breach of this Agreement available to them as provided by law or equity. In the event that any Party hereto institutes any suit or other action to enforce the obligations of this Agreement, both Parties agree that the non-prevailing Party, its successors or assigns shall pay to the prevailing Party, its successors or assigns, all reasonable costs and any counsels’ or attorneys’ fees incurred as a result of the institution of such suit or action; provided, however that neither Party shall be liable to the other Party or any other Person under any circumstances or due to any event whatsoever, for punitive, treble, consequential or indirect damages, including, without limitation, loss of profit, diminution of value, loss of use or business stoppage.
Section 7.16 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
Section 7.17 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.
“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
“BHC Act” shall mean the Bank Holding Company Act of 1956, as amended.
“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Ohio generally are authorized or required by Law or other governmental actions to close.
“Company Financial Statements” shall mean (i) the audited balance sheets (including related notes and schedules, if any) of the Company as of December 31, 2010 and 2009, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any), and (ii) the unaudited balance sheet (including related notes and schedules, if any) of the Company as of March 31, 2011, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for March 31, 2011, as delivered by the Company to Purchaser prior to execution of this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.
“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.
“Disclosure Schedule” shall mean a schedule attached to this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in the corresponding provision in Article II.
“Equity Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, script, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“FDIC” shall mean the Federal Deposit Insurance Corporation.
“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of Cleveland, as the case may be.
“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the president, chief executive officer, chief financial officer or chief credit officer of such Person.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including any lien for Taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the Law of any applicable jurisdiction to evidence any of the foregoing.
“Litigation” shall mean any action, arbitration, cause of action, claim, charge, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.
“Material Adverse Effect” shall mean an event, change, condition or occurrence which has a material adverse impact on (i) the financial position, Assets, business or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the transactions or agreements contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities and (y) changes in GAAP or regulatory accounting principles generally applicable to banks.
“ODFI” shall mean the Ohio Division of Financial Institutions.
“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.
“Organizational Documents” shall mean any charter, certificate of incorporation, articles of association, limited liability company agreement, partnership agreement, membership agreement, by-laws, operating agreement or similar formation or governing documents and instruments, and any amendments thereto.

“Party” shall mean either of the Company or Purchaser, and “Parties” shall mean both the Company and Purchaser.
“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.
“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.
“Regulatory Authorities” shall mean, collectively, the ODFI, the FDIC, the Federal Reserve, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Company and its Subsidiaries.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Subsidiary” shall mean, as to the Company, any Person of which more than fifty percent (50%) of the outstanding voting power of such Person (irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly controlled by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.
“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.
“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

“Transaction Documents” shall mean this Agreement, the Warrant, and the Purchaser’s Rights Agreement.
ARTICLE VIII
TERMINATION
Section 8.01 Termination of Agreement Prior to Closing. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:
(a) Mutual Consent. By mutual written consent of all of the Parties to this Agreement;
(b) Termination by Purchaser. By the Purchaser upon written notice to the Company (i) in the event of the breach by the Company in any material respect of any of its representations, warranties, covenants or agreements made to Purchaser contained in this Agreement, and such breach is not curable or, if curable, is not cured within the thirty (30) days after written notice thereof is given by Purchaser to the Company; or (ii) in the event that the conditions precedent to Purchaser’s obligations contained in Section 6.01 hereof have not been met in all respects at the Closing through no fault of Purchaser, or (iii) the Purchaser shall have failed to obtain from Regulatory Authorities the approvals necessary to consummate the transactions and agreements set forth in this Agreement, or (iv) the Company shall have failed to obtain from the Regulatory Authorities, the approvals necessary to consummate the transactions and agreements set forth in this Agreement, including the approval of the Revised Business Plan;
(c) Termination by Company. By the Company upon written notice to the Purchaser (i) in the event of the breach by the Purchaser in any material respect of any of its representations, warranties, covenants or agreements made to the Company contained in this Agreement, and such breach is not curable or, if curable, is not cured within the thirty (30) days after written notice thereof is given by Company to the Purchaser; or (ii) in the event that the conditions precedent to the Company’s obligations contained in Section 6.02 hereof have not been met in all respects at the Closing through no fault of the Company, or (iii) the Company shall have failed to obtain from the Regulatory Authorities, the approvals necessary to consummate the transactions and agreements set forth in this Agreement, including the approval of the Revised Business Plan; or (iv) the Purchaser shall have failed to obtain from Regulatory Authorities, the approvals necessary to consummate the transactions and agreements set forth in this Agreement; or
(d) by written notice by the Company or the Purchaser, as the case may be, in the event the Closing has not occurred on or prior to March 31, 2012 for any reason other than delay or nonperformance of or breach by the Party seeking such termination.

Section 8.02 Effect of Termination Prior to Closing. If this Agreement is terminated pursuant to Section 8.01 above, all rights and obligations of the Parties hereunder shall terminate without any Liability on the part of any Party, except for (i) any liability of any Party then in breach of any representations, warranties, covenants or obligations, or (ii) any liability for any expenses due under Section 7.01.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.

COMPANY: MIDDLEFIELD BANC CORP.
By:
	Name:	Thomas G. Caldwell
	Title:	President and Chief Executive Officer

PURCHASER: BANK OPPORTUNITY FUND LLC
By:	Bank Acquisitions LLC, its managing member

By:
	Name:	Eric D. Hovde
	Title:	Managing Member